UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2016, ABIOMED, Inc. (the “Company”) granted restricted stock units (“RSUs”) to Michael R. Minogue, its Chairman, President and Chief Executive Officer. The grant was made under the Company’s Fourth Amended and Restated 2008 Stock Incentive Plan and was approved by the Compensation Committee (the “Committee”) of the Board of Directors, as follows:

Named Executive Officer	Award at Target Performance

Michael Minogue	41,526 RSUs

The RSUs are subject to both performance-and time-based vesting. To be eligible to vest in any portion of the RSUs, the Company must achieve positive net profits measured in the aggregate over the first four fiscal quarters commencing following the grant date. If achieved, the RSUs will be eligible to performance vest based at the end of a three-year performance period that began on June 15, 2015 and ends on June 15, 2018 as follows:

•	No RSUs will performance vest if the Company’s TSR Percentile Rank (as defined below) is below the 89 and 21/100ths percentile or if the Company’s total shareholder return is negative;

•	7.4% of the RSUs will performance vest if the Company’s TSR Percentile Rank is at the 90th percentile; and

•	100% of the RSUs will performance vest if the Company’s TSR Percentile Rank is at the 95th percentile or above.

If the TSR Percentile Rank falls between two of the percentiles described above, the percentage of the RSUs that vest will be based on a straight-line interpolation between the two groupings.

Except in connection with a termination due to death or disability, subject to the officer’s continued employment through the applicable vesting date, one half of the RSUs that performance vest based on the Company’s TSR Percentile Rank as described above will time vest following the end of the performance period on the date that the Committee determines the Company’s TSR Percentile Rank; and the remaining one half will vest one year thereafter.

Upon a change of control during the performance period, a portion of the RSUs will be eligible to time and performance vest in accordance with the TSR vesting terms set forth above based on performance through the date of the change of control.. If a change of control occurs following the end of the performance period, any then outstanding performance-vested RSUs will fully time vest upon such change of control.

For purposes of the RSUs, “TSR Percentile Rank” means the percentage of total shareholder return values among the companies in the S&P Health Care Equipment Select Industry Index (determined as of June 15, 2015, subject to certain adjustments) that are equal to or lower than the Company’s total shareholder return at the end of the performance period, or such other date set by the Committee.

In connection with the grant of the RSUs, the Company entered into an award agreement with Mr. Minogue containing the terms described above. The foregoing is a summary description of certain terms of the award agreement and is qualified in its entirety by reference to the full text of the award agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By	/s/ Stephen C. McEvoy
Stephen C. McEvoy
Vice President and General Counsel

Date: November 17, 2016